UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 7, 2014

Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 IMATION WAY OAKDALE, MINNESOTA	55128

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(651) 704-4000

None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the 2014 Annual Meeting of Shareholders held on May 7, 2014, the shareholders approved the following:
(a) a proposal to one director of the Company for a three-year term ending in 2017, as follows:

Director	Votes For	Votes Against	Abstentions	Broker Non-votes
Trudy A. Rautio	31,970,796	1,356,313	21,103	4,037,834

(b) a proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2014. The proposal received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-votes
36,822,520	525,387	38,139	0

(d) an advisory (non-binding) vote on the compensation of the Company’s named executive officers. The proposal received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-votes
16,715,146	16,564,511	68,555	4,037,834

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 7, 2014, the Board of Directors approved the design and financial performance category for the Company's 2014 Long-Term Incentive Plan ("LTIP"). The payout of performance awards for executive officers will be derived through achievement of a level of liquidity for the years ending in 2014, 2015 and 2016 set by the Board of Directors and the payment, if any, will be 25% restricted stock and 75% cash.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMATION CORP.
Date:	May 8, 2013	By:	/s/ John P. Breedlove
John P. Breedlove
Vice President, General Counsel and Corporate Secretary